EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-111466, 333-111467, 333-111469, and 333-116114 on Form S-8 of The DIRECTV Group, Inc. of our report dated May 22, 2009, relating to the financial statements and supplemental schedule of the DIRECTV Thrift & Savings Plan appearing in this Annual Report on Form 11-K of the DIRECTV Thrift & Savings Plan for the year ended November 30, 2008.

DELOITTE & TOUCHE LLP

Los Angeles, CA

May 22, 2009

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